

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
PIMCO ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                          57,768
<SECURITIES>                                         0
<RECEIVABLES>                                   46,132
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               108,794
<PP&E>                                          10,287<F1>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 384,540
<CURRENT-LIABILITIES>                           43,857
<BONDS>                                              0
<COMMON>                                       358,862<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                    (18,620)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   384,540
<SALES>                                              0<F4>
<TOTAL-REVENUES>                               146,583<F5>
<CGS>                                                0<F4>
<TOTAL-COSTS>                                  102,907<F6>
<OTHER-EXPENSES>                                18,005<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 27,491
<INCOME-TAX>                                       242
<INCOME-CONTINUING>                             27,249
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    27,249
<EPS-PRIMARY>                                      .52<F8>
<EPS-DILUTED>                                      .17<F9>

<F1> Net of accumulated depreciation and amortization.
<F2> Entity is a partnership. Amount shown represents Partners' Capital.
<F3> Amount shown comprises Unamortized Compensation.
<F4> The Partnership is in the service business and has no sales or cost of goods sold of tangible products.
<F5> Amount shown comprises revenues from services.
<F6> Amount shown comprises costs of services.
<F7> Amount shown is from amortization of intangible assets.
<F8> Amount is for the Partnership's General Partner and Class A Limited
     Partner Units.
<F9> Amount is for the Partnership's Class B Limited Partner Units.

